FOMO CORP

EcoLite International™

REVISION -1 January 10, 2021

John Kelly
Managing Member
Ecolite Holdings LLC
7910 Wrenwood Blvd Ste B
Baton Rouge, LA 70809

Dear Mr. Kelly,

We herein outline a proposed stock transaction by which FOMO CORP. whose primary offices are located at 1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611 ("FOMO" or "BUYER") will acquire 100% of the Member Interests of Ecolite Holdings LLC, of 7910 Wrenwood Blvd Ste B, Baton Rouge, LA 70809 ( "Ecolite" or "SELLER"). This letter supersedes all other communications regarding this matter.

This constitutes a joint Letter of Intent ("LOI") that will guide the parties toward a Definitive Agreement, conditioned upon the information provided in the financial statements of SELLER, completion of reasonable Due Diligence and approval of the respective Boards of Directors.

I **Acquisition–Business to be Acquired; Liabilities to be Assumed**

FOMO will acquire all of the ownership Member Units of ECOLITE and assume its liabilities. Upon due diligence, a mutually agreed upon level of working capital and total liabilities will be determined, which will make the equity and/or cash component of the transaction subject to an offset as the BUYER and SELLER move to close.

II **Consideration**

Upon closing, and conditioned upon a closing date balance sheet prepared in accordance with generally accepted accounting principles, FOMO will provide the Members of ECOLITE with the following:

- $2,549,383 in equity in the form of 2,549,383 Series B Preferred Shares, using a common stock price of .001 (i.e., $0.10 per Preferred B share on a 1-1000 conversion ratio). The number of shares will be subject to downward adjustment based on 2020A revenues of less than $4.27 million (# shares/% revision TBD).
- $750,000.00 SELLER financing in the form of a two-year senior secured note bearing interest at 8% with no required amortization; the note will be redeemable at any time by BUYER and convertible by SELLER after one year into common stock at a TBD price per common share.
- **$2,000,000.00 cash at closing. 20% (400,000.00) paid directly to Adrienne Thornton & 80% (1,600,000.00) paid to Black Knight Funding, LLC.**
- **$750,000.00 will remain in the EcoLite operations account and used to pay monthly expenses & product purchases directly related to new lighting projects.**
- SELLER will receive an earn-out of 40% of profits > $960,000 per annum commending from the date of closing; consideration in stock/cash TBD.

- A stock option plan will be granted in Y1-Y2-Y3 including 10% for admin and 25% for sales, to be mutually agreed to upon further due diligence.

**III** **Board of Directors and Management**

ECOLITE will be entitled to appoint one member to FOMO's Board of Directors.

**IV** **Costs**

Each party shall be responsible for its own legal and financing fees.

**V** **Conduct in Ordinary Course**

In addition to the conditions contained herein, and any other conditions to be contained in a definitive written purchase agreement, consummation of the acquisition would be subject to SELLER continuing to conduct the business in the normal course during the period from the date hereof to the date of closing and there having been no material adverse change in the business, financial condition or prospects.

**VI** **Related Agreements and Due Diligence**

Both parties acknowledge that related agreements may be required to facilitate our success and both parties agree to negotiate reasonably and in good faith to execute the Definitive Agreement and any agreements necessary to facilitate FOMO's acquisition of ECOLITE. The parties agree to reasonable due diligence consistent with industry norms including the need for Opinion of Counsel regarding SEC matters.

**VII** **Definitive Agreement**

Our Definitive Agreement must be negotiated, drafted, approved by our respective boards, shareholders and members and executed as a result of our due diligence by the close of business on the first business day on or immediately following the 30th day after this LOI is signed. The terms will include the usual and customary terms, indemnifications, representations and warranties found in mergers such as this Transaction.

**VIII** **Public Announcement**

Neither party will make any announcement of the proposed transaction contemplated by this letter of Intent, prior to the execution of the Definitive Agreement, without the prior written approval of the other, which approval will not unreasonably be withheld or delayed, provided however that no such consent would be required for any public filing obligation imposed by federal or state law including a Form 8-K to be filed with the SEC's EDGAR system. The foregoing shall not restrict in any respect our mutual ability of either party to communicate information concerning this LOI and the transactions contemplated hereby to respective affiliates, officers, directors, employees and professional advisors, and, to the extent relevant, to third parties whose consent is required in connection with the transaction contemplated by the LOI.

**IX** **No Brokers or Finders**

Both BUYER and SELLER represent to each other that no brokers or finders have been employed who would be entitled to a fee from either party by reason of the transaction contemplated by this LOI, such restriction not to apply in any way to the financing provided by Advisors hired by either party to facilitate closing of the Transaction.

## X Exclusive Negotiating Rights

In order to induce us to commit the resources, forego other potential opportunities, and incur legal, accounting and other incidental expenses necessary to properly evaluate the possibility of acquiring the assets and business described above, and to negotiate the term of and consummate the transaction contemplated hereby, you agree that for a period of (120) days after the date hereof, ECOLITE, ECOLITE's affiliates and their respective officers, directors, employees and agents shall not initiate, solicit, encourage directly or indirectly, or accept any offer or proposal, regarding the possible acquisition by any person other than FOMO. Upon execution of a Definitive Agreement, BUYER will make a non-refundable deposit of 250,000 Series B Preferred Shares to SELLER, which will credit towards consideration earned on closing.

## XI Amendment, Assignment & Electronic Signatures

This Letter of Intent cannot be either amended or assigned without the written consent of both parties. Electronic signatures are valid and faxed copies shall be acceptable.

## XII Conflict of Laws

This Letter of Intent shall be interpreted and enforced pursuant to the laws, and litigated only within the judicial system of Baton Rouge, LA.

## XIII Effect of This Letter of Intent

The basic objective of this letter is to announce the intentions of the parties to proceed to a Definitive Agreement as outlined above.

## XIV Expiration of This Letter of Intent

Unless signed by you, this proposed binding Letter of Intent shall expire at close of business, central time, on Wednesday, January 13, 2021. Time is of the essence.

This then is our expression of intentions regarding our two companies as of the date first above written. We have read it, we understand it and we agree to proceed according to its terms.

| FOMO CORP. | ECOLITE HOLDINGS LLC |
|---|---|
| VPG | JJK |
| Vikram Grover<br>President and CEO | John Kelly<br>Managing Member |
| Signature: VIKRAM GROVER (Jan 10, 2021 12:23 CST) | Signature: John Kelly |
| Email: vikgrover@comcast.net | Email: JohnKelly@ecoliteled.com |

# FOMO Ecolite Amended LOI 01-10-2021

Final Audit Report 2021-01-10

| | |
|---|---|
| Created: | 2021-01-10 |
| By: | John Kelly (JohnKelly@ecoliteled.com) |
| Status: | Signed |
| Transaction ID: | CBJCHBCAABAAgNkcgYFjVXPpTl-n8R84XT6PaB8UYXAk |

## "FOMO Ecolite Amended LOI 01-10-2021" History

Document created by John Kelly (JohnKelly@ecoliteled.com)
2021-01-10 - 6:07:18 PM GMT- IP address: 99.122.74.42

Document emailed to VIKRAM GROVER (vikgrover@comcast.net) for signature
2021-01-10 - 6:07:52 PM GMT

Email viewed by VIKRAM GROVER (vikgrover@comcast.net)
2021-01-10 - 6:21:06 PM GMT- IP address: 67.184.67.218

Document e-signed by VIKRAM GROVER (vikgrover@comcast.net)
Signature Date: 2021-01-10 - 6:23:08 PM GMT - Time Source: server- IP address: 67.184.67.218

Document emailed to John Kelly (JohnKelly@ecoliteled.com) for signature
2021-01-10 - 6:23:09 PM GMT

Email viewed by John Kelly (JohnKelly@ecoliteled.com)
2021-01-10 - 6:31:08 PM GMT- IP address: 99.122.74.42

Document e-signed by John Kelly (JohnKelly@ecoliteled.com)
Signature Date: 2021-01-10 - 6:32:51 PM GMT - Time Source: server- IP address: 99.122.74.42

Agreement completed.
2021-01-10 - 6:32:51 PM GMT